As filed with the Securities and Exchange Commission on November 9, 2001
                           Registration No. 333-______
     -----------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     --------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      -------------------------------------
                            VIANET TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                   87-0434285
     (State or Other Jurisdiction             (IRS Employer Identification No.)
      of Incorporation or Organization)

                         6509 Windcrest Drive, Suite 160
                               Plano, Texas 75024
               (Address of Principal Executive Offices) (Zip Code)
                  ---------------------------------------------
                            1999 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)
                  ---------------------------------------------
                                  Robert Logan
                       President & Chief Operating Officer
                         6509 Windcrest Drive, Suite 160
                               Plano, Texas 75024
                     (Name and Address of Agent For Service)

                                 (972) 543-2700
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE
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
                                            Proposed          Proposed
         Title of                           Maximum           Maximum
         Securities        Amount           Offering          Aggregate         Amount of
         to be             to be            Price             Offering          Registration
         Registered        Registered(1)    Per Share(2)      Price(2)          Fee
         ----------        -----------      ------------      ----------        -----------
         Common Stock      5,000,000          $0.095           $475,000         $118.75
         $0.0001 par value per share
----------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Employee Stock Incentive Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Vianet Technologies, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the closing price per share of Common Stock of Vianet Technologies, Inc. on November 1, 2001 as reported on the Over the Counter Bulletin Board.

                                     PART I

Item 1.  Plan Information.

         The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's 1999 Stock Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan and Non-Employee Directors Plan Annual Information.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the 1999 Stock Incentive Plan are available without charge by contacting:

                            Vianet Technologies, Inc.
                         6509 Windcrest Drive, Suite 160
                               Plano, Texas 75024
                               Attn: Robert Logan
                       President & Chief Operating Officer

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

o Reference is made to the Registrant's annual report on Form 10-KSB, as filed with the Commission on April 17, 2001, as amended, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the Commission on May 21, 2001, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the Commission on August 17, 2001, which is hereby incorporated by reference.

o The description of the Registrant's common stock is incorporated by reference to the Registrant's registration statement on Form 8-A, as filed with the Commission on February 9, 2000.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia, Ross, Friedman & Ference LLP, 135 West 50th Street, 20th Floor, New York, NY 10020. Member of Sichenzia, Ross, Friedman & Ference LLP are participants in the Registrant's 1999 Stock Incentive Plan.

Item 6.  Indemnification of Directors and Officers.

            The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provided that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

            Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         EXHIBIT
         NUMBER   EXHIBIT

         4.1               1999 Stock Incentive Plan

         5.1               Opinion of Sichenzia Ross, Friedman & Ference LLP

         23.1              Consent of McGladrey & Pullen LLP

         23.2              Consent of Edward Isaacs & Company LLP.

         23.3              Consent of Sichenzia Ross, Friedman & Ference LLP is contained in Exhibit 5.1.

         24.1              Power of Attorney (included in the Signature Page).


Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Plano, State of Texas, on this 9th day of November, 2001.


                                                       VIANET TECHNOLOGIES, INC.


                                                            By: /s/Robert Logan
                                                                   Robert Logan,
                                             President & Chief Operating Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

            That the undersigned officers and directors of Vianet Technologies, Inc., a Delaware corporation, do hereby constitute and appoint Robert Logan the lawful attorney in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

            IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney and pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on November 9, 2001.


       Signature                                  Title

/s/ Robert Logan                             President and Director
Robert Logan

/s/ Peter Ianace                             Chief Executive Officer and
Peter Ianace                                 Director

/s/ Jeremy Posner                            Chairman of the Board, Acting
Jeremy Posner                                Chief Financial Officer and
                                             Director

/s/ Greg Somers                              Director
Greg Somers